                                                                    EXHIBIT 23.2

                         HARVEST NATURAL RESOURCES, INC.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-94823, 333-49114, and 333-85900), Form S-3 (No.
333-17231) and Form S-4 (No. 333-42139) of Harvest Natural Resources, Inc. (formerly Benton Oil and Gas Company) of our report dated March 2, 2004, relating to the financial statements of Limited Liability Company Geoilbent, which appears as Schedule III in this Form 10-K.

ZAO PricewaterhouseCoopers Audit

Moscow, Russia
March 5, 2004